===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):


                     February 26, 1997 (January 17, 1997)
                     ------------------------------------


                                  PhyCor, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Tennessee                   0-19786                 62-13344801
     --------------            ---------------           ----------------
    (State or Other           (Commission File           (I.R.S. Employer
    Jurisdiction of            Number)                   Identification
    Incorporation)                                       Number)


                           30 Burton Hills Boulevard
                                   Suite 400
                             Nashville, Tennessee                37215
                    --------------------------------------       -----
                   (Address of principal executive offices)    (Zip Code)


                                 (615) 665-9066
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)



===============================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business Acquired and Potential
        Acquisitions

The following financial statements of Straub Clinic & Hospital, Incorporated ("Straub") and the following summary pre-transaction information regarding Straub, Guthrie Clinic, Ltd., Hattiesburg Clinic Professional Association and Lewis-Gale Clinic, Inc. prepared pursuant to Item 7(a) of Form 8-K are attached hereto on Pages F-2 through F-33 and are filed as a part of this report:



CONSOLIDATED FINANCIAL STATEMENTS OF STRAUB CLINIC & HOSPITAL,
INCORPORATED:
         Report of Independent Accountants..................................................................... F-2
         Consolidated Balance Sheets........................................................................... F-3
         Consolidated Statements of Operations................................................................. F-4
         Consolidated Statements of Changes in Stockholders' Deficiency........................................ F-5
         Consolidated Statements of Cash Flow.................................................................. F-7
         Notes to the Consolidated Financial Statements........................................................ F-9

UNAUDITED SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION:
         Introduction..........................................................................................F-24
         Straub Clinic & Hospital, Incorporated................................................................F-25
         Guthrie Clinic, Ltd...................................................................................F-28
         Hattiesburg Clinic Professional Association...........................................................F-30
         Lewis-Gale Clinic, Inc. and Subsidiaries..............................................................F-32

         (b)      Pro Forma Financial Information

The following pro forma financial information of PhyCor, Inc. prepared pursuant to Item 7(b) of Form 8-K is attached hereto on Pages F-34 through F-38 and is filed as a part of this report:


UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION:
         Basis of Presentation.................................................................................F-34
         Balance Sheet - September 30, 1996....................................................................F-35
         Statement of Operations - Nine Months Ended September 30, 1996........................................F-36
         Statement of Operations - Year Ended December 31, 1995................................................F-37
         Notes to Pro Forma Consolidated Financial Information.................................................F-38


         (c)      Exhibits

         Exhibit
         Number                       Description

            23                        Consent of Coopers & Lybrand L.L.P.

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF STRAUB CLINIC & HOSPITAL,
INCORPORATED:
         Report of Independent Accountants..................................................................... F-2
         Consolidated Balance Sheets........................................................................... F-3
         Consolidated Statements of Operations................................................................. F-4
         Consolidated Statements of Changes in Stockholders' Deficiency........................................ F-5
         Consolidated Statements of Cash Flow.................................................................. F-7
         Notes to the Consolidated Financial Statements........................................................ F-9

UNAUDITED SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION:
         Introduction..........................................................................................F-24
         Straub Clinic & Hospital, Incorporated................................................................F-25
         Guthrie Clinic, Ltd...................................................................................F-28
         Hattiesburg Clinic Professional Association...........................................................F-30
         Lewis-Gale Clinic, Inc. and Subsidiaries..............................................................F-32

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION:
         Basis of Presentation.................................................................................F-34
         Balance Sheet - September 30, 1996....................................................................F-35
         Statement of Operations - Nine Months Ended September 30, 1996........................................F-36
         Statement of Operations - Year Ended December 31, 1995................................................F-37
         Notes to Pro Forma Consolidated Financial Information.................................................F-38

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders
Straub Clinic & Hospital, Incorporated

     We have audited the accompanying consolidated balance sheets of Straub Clinic & Hospital, Incorporated and subsidiaries (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Straub Clinic & Hospital, Incorporated and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Honolulu, Hawaii
April 23, 1996

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             JUNE 30,            DECEMBER 31,
                                                        -------------------   -------------------
                                                          1996       1995       1995       1994
                                                        --------   --------   --------   --------
                                                            (UNAUDITED)
                                                                     (IN THOUSANDS)
                                             ASSETS
CURRENT ASSETS:
  Restricted cash.....................................  $  1,898   $  2,122   $  1,729   $    898
  Receivables from customers..........................    27,720     32,795     30,646     41,036
  Receivables from related parties....................     2,891      2,334      2,806      1,200
  Prepaid expenses and other..........................     3,885      2,267      3,669      2,088
                                                        --------   --------   --------   --------
          Total current assets........................    36,394     39,518     38,850     45,222
Property And Equipment, Net...........................    31,751     29,968     31,790     30,574
Deferred Income Taxes.................................    10,218      4,247      9,496      4,247
Cash Surrender Value of Life Insurance................     3,524      1,558      3,051      1,178
Receivables from Related Parties......................       979        962        898        917
Other Assets..........................................     5,351      3,695      4,796      4,228
                                                        --------   --------   --------   --------
                                                        $ 88,217   $ 79,948   $ 88,881   $ 86,366
                                                        ========   ========   ========   ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...............  $ 13,544   $ 12,411   $ 15,871   $ 14,571
  Notes payable.......................................     7,412      3,882      8,723      3,882
  Accrued payroll and vacation........................     8,793      7,952      9,086      7,984
  Taxes, other than income............................     2,457      2,290      2,517      3,061
  Deferred income taxes...............................     1,641         --      1,622         --
  Current obligation under capital leases.............       717         --        717         --
  Income taxes payable................................     1,737         --        571         --
  Other accrued liabilities...........................     1,620      1,863      1,621      1,838
                                                        --------   --------   --------   --------
          Total current liabilities...................    37,921     28,398     40,728     31,336
                                                        --------   --------   --------   --------
Noncurrent Liabilities:
  Notes payable, excluding current installments.......    25,661     38,686     28,231     43,068
  Notes payable to stockholders.......................     1,824      1,879      1,852      1,962
  Deferred compensation payable.......................    22,303     20,647     21,703     20,523
  Obligation under capital leases, excluding current
     installments.....................................     2,463         --      2,797         --
  Other noncurrent liabilities........................     7,796      5,650      5,230      5,430
                                                        --------   --------   --------   --------
          Total noncurrent liabilities................    60,047     66,862     59,813     70,983
                                                        --------   --------   --------   --------
Commitments and Contingent Liabilities
  Preferred Stock, Subject to Mandatory Redemption
     Requirements:
     Series C, Preferred shares.......................    10,199     10,199     10,199     11,338
                                                        --------   --------   --------   --------
Stockholders' Equity:
  Preferred stock.....................................       155        155        155        155
  Common stock........................................     2,007      1,837      1,854      1,820
  Retained earnings (deficit).........................   (12,071)   (17,377)   (13,827)   (19,208)
  Excess of redemption amount over basis of assets
     acquired.........................................    (9,981)    (9,981)    (9,981)    (9,981)
  Treasury stock......................................       (60)      (145)       (60)       (77)
                                                        --------   --------   --------   --------
          Total stockholders' deficiency..............   (19,950)   (25,511)   (21,859)   (27,291)
                                                        --------   --------   --------   --------
                                                        $ 88,217   $ 79,948   $ 88,881   $ 86,366
                                                        ========   ========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            THREE MONTHS       SIX MONTHS ENDED
                                                           ENDED JUNE 30,          JUNE 30,
                                                          -----------------   -------------------
                                                           1996      1995       1996       1995
                                                          -------   -------   --------   --------
                                                             (UNAUDITED)          (UNAUDITED)
                                                                      (IN THOUSANDS)
INCOME:
  Patient services, net.................................  $42,614   $42,704   $ 85,067   $ 86,729
  Capitation premiums earned............................    7,954     7,077     15,694     14,003
  Other operating revenues and other income.............      772       685      1,683      1,854
                                                          --------  --------  --------   --------
          Total income..................................   51,340    50,466    102,444    102,586
                                                          --------  --------  --------   --------
Costs And Expenses:
  Salaries and wages....................................   24,278    23,488     47,983     47,736
  Drugs, medical and surgical supplies..................    4,182     4,291      8,483      8,633
  Taxes, other than income..............................    3,381     3,524      7,421      7,678
  Rent..................................................    2,021     2,065      4,080      3,993
  Bad debts.............................................      776     2,545      3,281      4,982
  Interest..............................................    1,502     1,685      2,959      3,392
  Depreciation and amortization.........................      930       873      1,748      1,727
  Provision for professional liability claims...........    1,045     1,154      2,012      2,466
Other...................................................   10,616     9,357     21,341     20,148
                                                          --------  --------  --------   --------
          Total expenses................................   48,731    48,982     99,308    100,755
                                                          --------  --------  --------   --------
Income before income taxes..............................    2,609     1,484      3,136      1,831
PROVISION (CREDIT) FOR INCOME TAXES.....................    1,148        --      1,380         --
                                                          --------  --------  --------   --------
NET INCOME..............................................  $ 1,461   $ 1,484   $  1,756   $  1,831
                                                          ========  ========  ========   ========

                                                                    YEARS ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                   1995       1994       1993
                                                                 --------   --------   --------
INCOME:
  Patient services, net........................................  $169,856   $170,989   $159,745
  Capitation premiums earned...................................    28,574     24,061     16,657
  Other operating revenues and other income....................     2,965      8,960      2,447
                                                                 --------   --------   --------
          Total income.........................................   201,395    204,010    178,849
                                                                 --------   --------   --------
Costs And Expenses:
  Salaries and wages...........................................    95,801     96,031     85,513
  Drugs, medical and surgical supplies.........................    17,418     17,098     15,090
  Taxes, other than income.....................................    14,357     14,056     12,477
  Rent.........................................................    10,057     10,763     10,580
  Bad debts....................................................     8,462      6,809      8,669
  Interest.....................................................     6,522      5,745      5,113
  Depreciation and amortization................................     3,410      3,522      3,474
  Provision for professional liability claims..................     3,371      4,617      2,274
Other..........................................................    39,395     41,320     32,720
                                                                 --------   --------   --------
          Total expenses.......................................   198,793    199,961    175,910
                                                                 --------   --------   --------
Income before income taxes.....................................     2,602      4,049      2,939
PROVISION (CREDIT) FOR INCOME TAXES............................    (2,991)    (4,278)       (30)
                                                                 --------   --------   --------
NET INCOME.....................................................  $  5,593   $  8,327   $  2,969
                                                                 ========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                          IN STOCKHOLDERS' DEFICIENCY

                                                                                       RETAINED
                                                                 PREFERRED   COMMON    EARNINGS
                                                                   STOCK      STOCK    (DEFICIT)
                                                                 ---------   -------   ---------
                                                                   (IN THOUSANDS, EXCEPT SHARE
                                                                          INFORMATION)
Equity (Deficit), December 31, 1992............................   $ 1,930    $1,752    $(30,260)
Net income for the year........................................        --        --       2,969
9% Series B dividends..........................................        --        --          (8)
Retirement of 7% preferred stock...............................    (1,775)       --          --
Issuance of Series C preferred stock...........................        --        --          --
Purchase of 153,072 shares treasury common stock...............        --        --          --
Issuance of 136,064 shares treasury common stock...............        --        --          --
Purchase of 125 shares treasury Series B preferred stock.......        --        --          --
                                                                  -------    ------    --------
Equity (Deficit), December 31, 1993............................       155     1,752     (27,299)
Net income.....................................................        --        --       8,327
9% Series B dividends..........................................        --        --          (8)
2% Series C dividends..........................................        --        --        (228)
Issuance of common stock.......................................        --        68          --
Purchase of 68,032 shares treasury common stock................        --        --          --
Issuance of 306,144 shares treasury common stock...............        --        --          --
Purchase of 50 shares treasury Series B preferred stock........        --        --          --
                                                                  -------    ------    --------
Equity (Deficit), December 31, 1994............................       155     1,820     (19,208)
Net income.....................................................        --        --       5,593
9% Series B dividends..........................................        --        --          (8)
2% Series C dividends..........................................        --        --        (204)
Issuance of common stock.......................................        --        34          --
Purchase of 119,056 shares treasury common stock...............        --        --          --
Issuance of 136,064 shares treasury common stock...............        --        --          --
                                                                  -------    ------    --------
Equity (Deficit), December 31, 1995............................       155     1,854     (13,827)
Net income (Unaudited).........................................        --        --       1,756
Issuance of stock (Unaudited)..................................        --       153          --
                                                                  -------    ------    --------
Balance, June 30, 1996 (Unaudited).............................   $   155    $2,007    $(12,071)
                                                                  =======    ======    ========

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                   IN STOCKHOLDERS' DEFICIENCY -- (CONTINUED)

                                                                EXCESS OF
                                                                REDEMPTION
                                                                  AMOUNT
                                                                OVER BASIS
                                                                OF ASSETS    TREASURY
                                                                 ACQUIRED     STOCK      TOTAL
                                                                ----------   --------   --------
                                                                  (IN THOUSANDS, EXCEPT SHARE
                                                                          INFORMATION)
Equity (Deficit), December 31, 1992...........................   $     --     $ (281)   $(26,859)
Net income for the year.......................................         --         --       2,969
9% Series B dividends.........................................         --         --          (8)
Retirement of 7% preferred stock..............................         --         --      (1,775)
Issuance of Series C preferred stock..........................     (9,981)        --      (9,981)
Purchase of 153,072 shares treasury common stock..............         --       (153)       (153)
Issuance of 136,064 shares treasury common stock..............         --        136         136
Purchase of 125 shares treasury Series B preferred stock......         --        (13)        (13)
                                                                  -------      -----    --------
Equity (Deficit), December 31, 1993...........................     (9,981)      (311)    (35,684)
Net income....................................................         --         --       8,327
9% Series B dividends.........................................         --         --          (8)
2% Series C dividends.........................................         --         --        (228)
Issuance of common stock......................................         --         --          68
Purchase of 68,032 treasury common stock......................         --        (68)        (68)
Issuance of 306,144 shares treasury common stock..............         --        307         307
Purchase of 50 shares treasury Series B preferred stock.......         --         (5)         (5)
                                                                  -------      -----    --------
Equity (Deficit), December 31, 1994...........................     (9,981)       (77)    (27,291)
Net income....................................................         --         --       5,593
9% Series B dividends.........................................         --         --          (8)
2% Series C dividends.........................................         --         --        (204)
Issuance of common stock......................................         --         --          34
Purchase of 119,056 shares treasury common stock..............         --       (119)       (119)
Issuance of 136,064 shares treasury common stock..............         --        136         136
                                                                  -------      -----    --------
Equity (Deficit), December 31, 1995...........................     (9,981)       (60)    (21,859)
Net income (Unaudited)........................................         --         --       1,756
Issuance of stock (Unaudited).................................         --         --         153
                                                                  -------      -----    --------
Balance, June 30, 1996 (Unaudited)............................   $ (9,981)    $  (60)   $(19,950)
                                                                  =======      =====    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  INCREASE (DECREASE) IN CASH AND EQUIVALENTS

                                            SIX MONTHS ENDED
                                                JUNE 30,             YEARS ENDED DECEMBER 31,
                                           -------------------   ---------------------------------
                                             1996       1995       1995        1994        1993
                                           --------   --------   ---------   ---------   ---------
                                               (UNAUDITED)
                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from patients and
     others..............................  $104,246   $109,693   $ 208,475   $ 200,037   $ 164,855
  Cash paid to suppliers and employees...   (94,402)   (98,301)   (185,845)   (190,131)   (156,566)
  Interest paid..........................    (2,959)    (3,392)     (6,434)     (5,843)     (5,180)
  Income tax (paid) received, net........      (917)        --         (26)         22          --
                                           --------   --------   ---------   ---------   ---------
          Net cash provided by operating
            activities...................     5,968      8,000      16,170       4,085       3,109
                                           --------   --------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................    (1,709)    (1,121)     (3,025)     (3,933)       (552)
  Proceeds from sale of equipment........        --         --          --         446         139
  Other investments......................        --         --        (232)        527         364
                                           --------   --------   ---------   ---------   ---------
          Net cash used in investing
            activities...................    (1,709)    (1,121)     (3,257)     (2,960)        (49)
                                           --------   --------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term
     debt................................        --         --         747      32,369       2,655
  Payments of long-term debt.............    (1,160)    (1,071)     (4,796)    (45,224)     (5,753)
  Payments on capital lease
     obligations.........................      (334)        --         (35)         --          --
  Net borrowings (payments) on the
     revolving line of credit
     agreement...........................    (2,748)    (4,533)     (7,911)     12,869          --
  Issuance of treasury stock.............        --         --         136         306         136
  Purchase of treasury stock.............        --        (68)       (119)        (73)       (104)
  Increase in restricted cash............      (170)    (1,224)       (830)       (898)         --
  Issuance of common stock...............       153         17          34          --          --
  Other..................................        --         --        (139)       (474)          6
                                           --------   --------   ---------   ---------   ---------
          Net cash used in financing
            activities...................    (4,259)    (6,879)    (12,913)     (1,125)     (3,060)
                                           --------   --------   ---------   ---------   ---------
CASH INCREASE (DECREASE) IN CASH AND
  EQUIVALENTS............................        --         --          --          --          --
CASH AND EQUIVALENTS AT BEGINNING OF
  YEAR...................................        --         --          --          --          --
                                           --------   --------   ---------   ---------   ---------
CASH AND EQUIVALENTS AT END OF YEAR......  $     --   $     --   $      --   $      --   $      --
                                           ========   ========   =========   =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                    RECONCILIATION OF NET INCOME TO NET CASH
                        PROVIDED BY OPERATING ACTIVITIES

                                                   SIX MONTHS ENDED            YEARS ENDED
                                                       JUNE 30,               DECEMBER 31,
                                                   -----------------   ---------------------------
                                                    1996      1995      1995      1994      1993
                                                   -------   -------   -------   -------   -------
                                                      (UNAUDITED)
                                                                   (IN THOUSANDS)
Net income.......................................  $ 1,756   $ 1,831   $ 5,593   $ 8,327   $ 2,969
                                                   -------   -------   -------   -------   -------
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Pension curtailment gain.......................  $    --   $    --   $    --   $(5,603)  $    --
  Depreciation and amortization..................    1,748     1,727     3,410     3,522     3,474
  Deferred pension and other compensation........      599       107      (866)    2,218     2,304
  Provision for losses from patient claims.......      450       233      (709)      411      (868)
  Income taxes...................................    1,380        --    (2,991)   (4,278)      (30)
  Other..........................................    1,068       135       (91)     (561)   (1,089)
  Decrease (increase) in --
     Accounts receivable.........................    1,862     7,107     7,850     1,892    (3,990)
     Prepaid expenses and other..................     (216)     (179)      321      (730)      212
  Increase (decrease) in --
     Accounts payable and other accrued
       expenses..................................   (2,326)   (2,158)    3,094    (2,355)     (898)
     Accrued payroll and vacation................     (293)      (32)    1,102     1,119       695
     Taxes, other than income, payable...........      (60)     (771)     (544)      123       330
                                                   -------   -------   -------   -------   -------
          Total adjustments......................    4,212     6,169    10,576    (4,242)      140
                                                   -------   -------   -------   -------   -------
Net cash provided by operating activities........  $ 5,968   $ 8,000   $16,169   $ 4,085   $ 3,109
                                                   =======   =======   =======   =======   =======
Supplemental Schedule of Noncash Investing
  Activities:
  Obligations under capital lease for acquisition
     of equipment and computer software..........  $    --   $    --   $ 3,549   $    --   $    --
                                                   =======   =======   =======   =======   =======

     The Straub Partnership Plan of Complete Liquidation and Dissolution was executed in 1993. In conjunction with this Plan, the following assets and liabilities of the Partnership were transferred to Straub Clinic & Hospital, Incorporated at December 31, 1993:

    Cash.......................................................................  $    16
    Investment in Straub Clinic & Hospital, Incorporated.......................    1,775
    Land.......................................................................    3,169
    Other assets...............................................................       17
    Notes payable..............................................................   (2,405)
    Accrued interest payable to partners and former partners...................     (178)
    Deferred rental income.....................................................     (384)
                                                                                 -------
                                                                                 $ 2,010
                                                                                 =======

   The accompanying notes are an integral part of the consolidated financial statements.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

     All amounts shown as of and for the periods ended June 30, 1996 and 1995 are unaudited.

1.  ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Significant estimates by management include the following:

     - Allowance for doubtful accounts receivable and contractual adjustments.

     - Estimated useful lives of property and equipment and computer software.

     - Realizability of deferred tax assets.

     - Liability for patient malpractice claims.

     It is reasonably possible that the estimates by management may change in the near term and that such changes would be significant to the financial position and operations of the Company.

RESTRICTED CASH

     The Company maintains restricted cash accounts as required under the Company's revolving line of credit agreement and a certain equipment lease.

INVESTMENTS

     Cash equivalents include investments in various money market funds and other highly liquid debt instruments purchased with a maturity of three months or less. Instruments with original maturities over three months are presented as short-term investments. Such investments are carried at cost which approximates market.

     The Company participates in medical partnerships and accounts for its investments at cost adjusted for its equity in the partnerships' income or losses.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, with depreciation and amortization computed principally on the straight-line method over the estimated useful lives.

INCOME TAXES

     Provisions for income taxes are based on revenues and expenses included in the consolidated statements of operations for the period in which the provision is made. Deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

Recurring temporary differences arise principally from reporting on an accrual method for financial reporting purposes and on the cash basis for income tax purposes; capitalization of certain interest costs for financial reporting purposes and the expensing of such costs for tax purposes; and the use of accelerated cost recovery rates for certain property and equipment for tax purposes.

REVENUES FROM SERVICES

     The Company provides both inpatient and outpatient hospital services and clinic services in Hawaii. Revenues are recorded at established billing rates net of contractual allowances which represent the differences between billing rates and amounts receivable under Medicare, Medicaid, cost-based programs and other contractual agreements.

     Medicare and Medicaid provide for reimbursement of hospital patients principally at a predetermined specific rate for each discharge based on the patient's diagnosis. The Medicaid payment rate excludes certain capital and medical education related costs which are reimbursed based on reasonable cost.

     Revenue from services reimbursed under Medicare, Medicaid and other contractual programs are recorded at the estimated reimbursable amounts. Final determination of the amounts earned may be subject to review by the fiscal intermediary or a peer review organization. Final determinations by the fiscal intermediary have been made through the year ended December 31, 1992 (December 31, 1994 as of June 30, 1996) for Medicare and Medicaid programs. Subsequent years' reviews have not been finalized by the fiscal intermediary. In the opinion of management, adequate provision has been made for any adjustments that may result from such reviews.

COMPUTER SOFTWARE

     Capitalized computer software costs for software development, included in deferred charges and other assets, are amortized using the straight-line method over five to seven years. At December 31, 1995 and 1994, the amount capitalized net of amortization was $2,144 and $1,831, respectively. At June 30, 1996 and 1995 these amounts were $1,938 and $1,456, respectively.

PENSION COSTS

     The Company uses the projected unit credit actuarial method for determining pension costs for financial reporting purposes.

     The Company's funding policy is to contribute annually an amount not less than the minimum required by the Employee Retirement Income Security Act of 1974 plus additional amounts which may be approved by the Company.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS

NONCURRENT RECEIVABLES

     Noncurrent receivables consist primarily of notes receivable from physician stockholders. The carrying amount approximates fair value based on interest rates currently extended to the physician stockholders for receivables with similar maturities.

CASH SURRENDER VALUE OF LIFE INSURANCE

     The carrying amount approximates fair value based on the amount that would be paid upon surrender of the policy.

LONG-TERM DEBT

     The carrying value of notes payable approximates fair value based on interest rates currently available to the Company for loans with similar maturities.

3.  RECEIVABLES

     Receivables consisted of the following:

                                                            JUNE 30,          DECEMBER 31,
                                                        -----------------   -----------------
                                                         1996      1995      1995      1994
                                                        -------   -------   -------   -------
                                                           (UNAUDITED)
    Current
      Accounts, net of allowances for doubtful
         accounts and contractual adjustments of
         $54,200 and $44,822 at June 30, 1996 and
         1995, $47,223 in December 31, 1995 and
         $49,545 in December 31, 1994.................  $27,720   $32,795   $30,604   $40,998
      Other...........................................       --        --        42        38
                                                        -------   -------   -------   -------
                                                         27,720    32,795    30,646    41,036
                                                        -------   -------   -------   -------
    Noncurrent
      Other...........................................      322       200       306       346
                                                        -------   -------   -------   -------
                                                        $28,042   $32,995   $30,952   $41,382
                                                        =======   =======   =======   =======

     Accounts receivable are due primarily from hospital and clinic patients residing in the State of Hawaii and various health care insurance providers.

RECEIVABLES FROM RELATED PARTIES

     Receivables from stockholders and employees bearing annual interest at 12% and payable in monthly installments consisted of the following:

                                                               JUNE 30,        DECEMBER 31,
                                                            ---------------   ---------------
                                                             1996     1995     1995     1994
                                                            ------   ------   ------   ------
                                                              (UNAUDITED)
    Stockholders and employees -- current.................  $  151   $  168   $  108   $  130
    Stockholders and employees -- noncurrent..............     979      962      898      917
                                                            ------   ------   ------   ------
                                                            $1,130   $1,130   $1,006   $1,047
                                                            ======   ======   ======   ======

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     Amounts currently due from The Doctors Clinic for management fees, unreimbursed expenses and cash advances consisted of the following:

                                                               JUNE 30,        DECEMBER 31,
                                                            ---------------   ---------------
                                                             1996     1995     1995     1994
                                                            ------   ------   ------   ------
                                                              (UNAUDITED)
    Receivable from The Doctors Clinic, net of estimated
      allowance for uncollectible amounts of $1,312 as of
      June 30, 1996 and $1,600 as of December 31, 1995....  $2,740   $2,166   $2,698   $1,070
                                                            ======   ======   ======   ======

4.  PROPERTY AND EQUIPMENT

     At December 31, 1995 and 1994, property and equipment consisted of the following:

                                                         JUNE 30,            DECEMBER 31,
                                                    -------------------   -------------------
                                                      1996       1995       1995       1994
                                                    --------   --------   --------   --------
                                                        (UNAUDITED)
    Hospital and Clinic buildings and.............  $ 32,732   $ 31,338   $ 32,524   $ 31,295
    Parking garage and improvements...............     2,232      2,232      2,232      2,232
    Furniture and equipment.......................    20,770     25,112     20,592     24,674
    Leasehold improvements........................     8,717      7,423      7,585      7,292
    Equipment under capital leases................     2,812         --      2,812         --
                                                    --------   --------   --------   --------
                                                      67,263     66,105     65,745     65,493
    Less accumulated depreciation and
      amortization................................   (39,781)   (40,542)   (38,613)   (38,816)
                                                    --------   --------   --------   --------
                                                      27,482     25,563     27,132     26,677
    Construction in progress......................       639        775      1,028        267
    Land..........................................     3,630      3,630      3,630      3,630
                                                    --------   --------   --------   --------
                                                    $ 31,751   $ 29,968   $ 31,790   $ 30,574
                                                    ========   ========   ========   ========

5.  NOTES PAYABLE

     Notes payable consisted of the following:

                                                      JUNE 30,                  DECEMBER 31,
                                                ---------------------       ---------------------
                                                 1996          1995          1995          1994
                                                -------       -------       -------       -------
                                                     (UNAUDITED)
Bank loans
  Note payable $368 monthly including interest
     (10.5625% at December 31, 1995) maturing
     January 1, 2004. The interest rate is
     fixed through December 1997 and will be
     adjusted in 1998 and 2001 at the bank's
     then prevailing interest rate on similar
     loans or at a floating rate of 1.5% over
     the bank's prime rate. The Company must
     maintain certain net income levels and
     other stipulated covenants during the
     term of the loan. Certain property and
     equipment, and a general security
     agreement for substantially all Company
     assets are pledged as collateral.........  $22,880       $24,731       $23,837       $25,600
                                                -------       -------       -------       -------

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

                                                      JUNE 30,                  DECEMBER 31,
                                                 1996          1995          1995          1994
                                                -------       -------       -------       -------
                                                     (UNAUDITED)
Revolving line of credit agreement expiring in
  January 1998. The maximum available under
  this agreement is the lesser of $20,000 or a
  percentage of the Company's patient accounts
  receivable as defined in the agreement. At
  December 31, 1995 the maximum available was
  approximately $13,000. Interest rate at the
  bank's prime rate plus 1.5% (10.25% at
  December 31, 1995). The interest calculated
  is added to the outstanding balance of the
  credit agreement. The Company must maintain
  certain net worth and working capital levels
  and comply with certain stipulated covenants
  throughout the term of the agreement. The
  entire patient accounts receivable of the
  Company is pledged as collateral. The
  Company is required to maintain a restricted
  cash deposit account which amounted to
  $1,541 at December 31, 1995. All cash
  receipts from patient accounts receivable
  are required to be deposited into the
  restricted cash deposit account. All
  withdrawals from this account must be
  authorized by the bank. The bank withdraws
  all amounts in this account on a daily basis
  to reduce outstanding borrowings of the
  Company. At December 31, 1995, certain cash
  receipts were not deposited into the
  restricted cash deposit account. The Company
  has informed the bank of this violation. The
  bank has not taken any action against the
  Company as a result of the violation........    2,211         8,335         4,958        12,869
  Loan payable with interest (9.75% at
     December 31, 1995) at 1.25% over bank
     prime rate. The loan is repayable in
     monthly payments of principal and
     interest of $57 through April 1997.
     Certain office leases are pledged as
     collateral...............................  $   494       $ 1,137       $   800       $ 1,366
                                                -------       -------       -------       -------
          Total bank loans....................   25,585        34,203        29,595        39,835
                                                -------       -------       -------       -------

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

                                                      JUNE 30,                  DECEMBER 31,
                                                 1996          1995          1995          1994
                                                -------       -------       -------       -------
                                                     (UNAUDITED)
Former stockholders and administrators
  7% unsecured notes payable to former
     stockholder; approximately $38 payable
     monthly plus
     interest.................................    2,607         3,088         2,832         2,609
  10% unsecured promissory notes, payable to
     present or former stockholders maturing
     at various dates.........................    1,092         1,275         1,169         1,388
  2% unsecured promissory notes, payable to
     former stockholders maturing at various
     dates....................................    1,545         1,712         1,628           616
  Other notes payable to former stockholders
     including amounts due for land
     appreciation.............................      688           819           776           882
                                                -------       -------       -------       -------
          Total former stockholders and
            administrators notes..............    5,932         6,894         6,405         5,495
                                                -------       -------       -------       -------
Other
  8% promissory note. The loan was repaid in
     1995.....................................       --           472            --           457
  8.81% note payable with monthly payments of
     principal and interest of $18,450 through
     May 2000. Certain medical equipment is
     pledged as collateral....................      729           813           805           881
  8.62% note payable with monthly payments of
     principal and interest at $1,852 through
     May 2000. Certain medical equipment is
     pledged as collateral....................       72            88            80            95
  8.6% note payable with monthly payments of
     principal and interest at $428 through
     August 2000. Certain medical equipment is
     pledged as collateral....................       18            21            20            23
                                                -------       -------       -------       -------
          Balance carried forward.............      819         1,394           905         1,456
                                                -------       -------       -------       -------
Other.........................................      737            77            49           164
                                                -------       -------       -------       -------
Total other...................................    1,556         1,471           954         1,620
                                                -------       -------       -------       -------
Total notes payable...........................   33,073        42,568        36,954        46,950
Less current portion..........................    7,412         3,882         8,723         3,882
                                                -------       -------       -------       -------
Long-term portion.............................  $25,661       $38,686       $28,231       $43,068
                                                =======       =======       =======       =======

     The $23.8 million note payable and $5 million outstanding under the revolving line of credit agreement require the Company to comply with certain subjective covenants. These subjective covenants allow the lending banks to accelerate repayment of debt if there is a "material adverse change" in the Company's financial condition or operations. Management is not aware of any events that would cause the lending banks to accelerate repayment of the debt.

     In November 1995, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board concluded in Issue No. 95-22 that borrowings outstanding under a revolving credit agreement that includes both a subjective acceleration clause and a requirement to maintain a lock-box arrangement, whereby remittances from the borrower's customers reduce the debt outstanding, are considered short-term obligations. Based on the EITF's conclusion, the amount outstanding on the revolving line of credit of $4,958 was included

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES in the current portion of notes payable as of December 31, 1995. Management is not aware of any events that would cause the lending bank to demand repayment of the debt outstanding before January 1998.

     At December 31, 1995 annual maturities of notes payable subsequent to 1996 are as follows:

                             YEAR ENDING DECEMBER 31,
        -------------------------------------------------------------------
        1997...............................................................  $ 3,536
        1998...............................................................    3,564
        1999...............................................................    3,826
        2000...............................................................    3,871
        Thereafter.........................................................   13,434
                                                                             -------
                                                                             $28,231
                                                                             =======

NOTES PAYABLE TO STOCKHOLDERS

                                                                   JUNE 30,        DECEMBER 31,
                                                                ---------------   ---------------
                                                                 1996     1995     1995     1994
                                                                ------   ------   ------   ------
                                                                  (UNAUDITED)
Unsecured notes payable to stockholders and administrators
  requiring monthly interest payments, at 2% over the bank
  base rate but not more than 13% and not less than 9%, for
  the first ten years and at 9.75% thereafter; principal
  payable upon termination of employment or twenty-five years
  from date of note, whichever occurs first...................  $1,824   $1,879   $1,852   $1,962
                                                                ======   ======   ======   ======

     At December 31, 1995 annual maturities of notes payable to stockholders subsequent to 1995 are as follows:

                              YEAR ENDING DECEMBER 31,
        --------------------------------------------------------------------
        1996................................................................  $   --
        1997................................................................      --
        1998................................................................      --
        1999................................................................      --
        2000................................................................      --
        Thereafter..........................................................   1,852
                                                                              ------
                                                                              $1,852
                                                                              ======

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

6.  INCOME TAXES

     The provision for income taxes consisted of the following:

                                THREE MONTHS
                                    ENDED         SIX MONTHS ENDED
                                  JUNE 30,            JUNE 30,         YEARS ENDED DECEMBER 31,
                              -----------------   -----------------   ---------------------------
                               1996      1995      1996      1995      1995      1994      1993
                              -------   -------   -------   -------   -------   -------   -------
                                 (UNAUDITED)         (UNAUDITED)
    Current
      Federal...............  $ 1,278   $ 2,984   $ 2,102   $ 3,284   $ 5,931   $   219   $    --
      State.................      226       452       314       498       798        33        --
                              -------   -------   -------   -------   -------   -------   -------
                                1,504     3,436     2,416     3,782     6,729       252        --
                              -------   -------   -------   -------   -------   -------   -------
    Benefit from operating
      loss carryforward
      Federal...............       --    (2,984)     (290)   (3,284)   (5,264)     (219)       --
      State.................       --      (452)      (43)     (498)     (798)      (33)       --
                              -------   -------   -------   -------   -------   -------   -------
                                   --    (3,436)     (333)   (3,782)   (6,062)     (252)       --
                              -------   -------   -------   -------   -------   -------   -------
    Hawaii capital goods
      excise tax credit.....       --        --        --        --       (31)      (31)      (30)
                              -------   -------   -------   -------   -------   -------   -------
                                1,504        --     2,083        --       636       (31)      (30)
                              -------   -------   -------   -------   -------   -------   -------
    Deferred
      Federal...............     (303)      517      (612)      669       149     2,128       887
      State.................      (53)       77       (91)      100        23       322       134
                              -------   -------   -------   -------   -------   -------   -------
                                 (356)      594      (703)      769       172     2,450     1,021
                              -------   -------   -------   -------   -------   -------   -------
    Change in valuation
      allowance
      Federal...............       --      (517)       --      (669)   (3,299)   (5,816)     (887)
      State.................       --       (77)       --      (100)     (500)     (881)     (134)
                              -------   -------   -------   -------   -------   -------   -------
                                   --      (594)       --      (769)   (3,799)   (6,697)   (1,021)
                              -------   -------   -------   -------   -------   -------   -------
                              $ 1,148   $    --   $ 1,380   $    --   $(2,991)  $(4,278)  $   (30)
                              =======   =======   =======   =======   =======   =======   =======

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     The components of the net deferred tax asset were as follows:

                                                            JUNE 30,          DECEMBER 31,
                                                        -----------------   -----------------
                                                         1996      1995      1995      1994
                                                        -------   -------   -------   -------
                                                           (UNAUDITED)
    Deferred tax assets:
      Deferred compensation...........................  $ 8,345   $ 7,846   $ 8,376   $ 8,073
      Liability for patient claims....................    1,958     2,145     1,787     2,056
      Obligation under capital leases.................    1,208        --     1,335        --
      Net operating loss carryforward.................       --     2,614       333     6,395
      Alternative minimum tax credit carryforward.....      658        --       658        --
                                                        -------   -------   -------   -------
                                                         12,169    12,605    12,489    16,524
    Deferred tax liabilities:
      Book over tax current assets....................   (3,199)   (4,543)   (3,804)   (7,703)
      Tax over book depreciation......................     (393)     (785)     (811)     (775)
                                                        -------   -------   -------   -------
                                                         (3,592)   (5,328)   (4,615)   (8,478)
                                                        -------   -------   -------   -------
                                                          8,577     7,277     7,874     8,046
    Valuation allowance...............................       --    (3,030)       --    (3,799)
                                                        -------   -------   -------   -------
                                                        $ 8,577   $ 4,247   $ 7,874   $ 4,247
                                                        =======   =======   =======   =======

     A reconciliation of the Company's effective tax rate with the statutory Federal income tax rate is as follows:

                                                  THREE MONTHS       SIX MONTHS
                                                      ENDED             ENDED          YEARS ENDED DECEMBER
                                                    JUNE 30,          JUNE 30,                 31,
                                                  -------------     -------------     ----------------------
                                                  1996     1995     1996     1995     1995     1994     1993
                                                  ----     ----     ----     ----     ----     ----     ----
                                                   (UNAUDITED)       (UNAUDITED)
    Statutory Federal income tax rate...........   34%      34%      34%      34%       34%      34%     34%
    Statutory Hawaii income tax rate, net of
      Federal income tax benefit................    4        4        4        4         4        4       4
    Hawaii capital goods excise tax credit......   --       --       --       --        (1)      (1)     (1)
    Nondeductible penalty.......................   --       --       --       --        --       15      --
    Keyman life insurance proceeds..............   --       --       --       --        (7)      --      --
    Change in valuation allowance...............   --      (40)      --      (41)     (146)    (165)    (35)
    Other items, net............................    6        2        6        3         1        7      (3)
                                                   --                --
                                                           ---               ---      ----     ----     ---
                                                   44%      --%      44%      --%     (115)%   (106)%    (1)%
                                                   ==      ===       ==      ===      ====     ====     ===

     The valuation allowance at December 31, 1995 and 1994, was reduced by $3,799 and $6,697, respectively, as a result of a $172 and $2,450, respectively, decrease in net deferred tax assets and management's re-evaluation of the realizability of the net deferred tax assets. A partial valuation allowance of $3,799 was provided for in 1994. Due to continued operating profits and expected future operating profits, management believes that it is more likely than not that the Company will realize all of the tax benefit associated with future deductible temporary differences and net operating loss carryforwards prior to their expiration, therefore, no valuation allowance was provided for as of June 30, 1996 and December 31, 1995. If the Company's estimates of future taxable income are reduced, a valuation allowance will be required through a charge to expense.

     The alternative minimum tax credit carryforward can be carried forward indefinitely and used to reduce future Federal income taxes.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     At December 31, 1995, the Company has unused tax operating loss carryforwards amounting to $876,000 which expire in the following years:

        2007..................................................................  $428
        2010..................................................................   448
                                                                                ----
                                                                                $876
                                                                                ====

     At June 30, 1996 and December 31, 1995, the Company's current income taxes payable amounted to $1,737 and $571, respectively.

7.  PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION REQUIREMENTS

     The Company's Series C 2% cumulative nonvoting preferred stock has a par value of $1 per share and is nonparticipating with preference in dissolution at par value. The stock has a mandatory sale and redemption feature triggered by one or more of the following events: (i) the holder dies; (ii) the holder becomes insolvent, makes an assignment for the benefit of creditors, is declared bankrupt, or has his/her assets administered in any type creditors' proceeding;
(iii) the holder's employment with the corporation is terminated; or (iv) the holder loses his/her license to practice medicine in the State of Hawaii. Upon any of the proceeding events, the holder or the holder's beneficiary is required to sell and the Company is required to purchase all of the holder's stock. The purchase price of stock under the mandatory redemption feature will be the par value of the shares plus accumulated but unpaid dividends accrued through the date of purchase. There were 15,000,000 shares authorized. At June 30, 1996, December 31, 1995, 1994 and 1993, shares issued and outstanding amounted to 10,199,288, 10,199,288, 11,337,572 and 11,990,870, respectively.

     Changes in Series C, 2% preferred stock for June 30, 1996 and December 31, 1995, 1994 and 1993 are as follows:

                                              JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                1996           1995           1993           1994
                                             -----------   ------------   ------------   ------------
                                             (UNAUDITED)
    Series C, 2%
      Balance at beginning of period.......    $10,199       $ 11,338       $ 11,991       $     --
      Issuance of shares...................         --             --             --         11,991
      Retirement of shares.................         --         (1,139)          (653)            --
                                               -------        -------        -------        -------
    Balance at end of period...............    $10,199       $ 10,199       $ 11,338       $ 11,991
                                               =======        =======        =======        =======

8.  STOCKHOLDERS' EQUITY

     In 1993, the Company retired all 17,750 authorized, issued and outstanding shares of 7% noncumulative, nonvoting and nonparticipating preferred stock at the par value of $100 per share.

     The Company's Series B 9% cumulative nonvoting preferred stock has a par value of $100 per share, redeemable at the option of the Company at par value. There were 2,500 shares authorized and 1,550 shares issued at June 30, 1996, December 31, 1995, 1994 and 1993.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     Changes in Series B, 9% preferred stock for June 30, 1996 and December 31, 1995, 1994 and 1993 are as follows:

                                              JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                1996           1995           1994           1993
                                             -----------   ------------   ------------   ------------
                                             (UNAUDITED)
    Series B, 9%
      Balance at beginning of period.......     $ 155          $155           $155           $155
      Issuance of shares...................        --            --             --             --
      Retirement of shares.................        --            --             --             --
                                                 ----          ----           ----           ----
      Balance at end of period.............     $ 155          $155           $155           $155
                                                 ====          ====           ====           ====

     The Company's common stock has a par value of $1 per share. At June 30, 1996 there were 50,000,000 shares authorized. At December 31, 1995, 1994 and 1993, there were 2,000,000 shares authorized. At June 30, 1996, there were 2,006,944 shares issued. At December 31, 1995, 1994 and 1993, there were 1,853,872, 1,819,856 and 1,751,824 shares issued, respectively.

     Treasury stock, recorded primarily at par value, consisted of 600 Series B preferred shares at June 30, 1996, December 31, 1995 and 1994, and 550 Series B preferred shares at December 31, 1993 and 17,008 and 255,120 common shares at December 31, 1994 and December 31, 1993, respectively.

     Changes in treasury stock Preferred Series B and common stock shares at June 30, 1996 and December 31, 1995, 1994 and 1993 are as follows:

                                              JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                1996           1995           1994           1993
                                             -----------   ------------   ------------   ------------
                                             (UNAUDITED)
    PREFERRED SERIES B
      Balance at beginning of period.......      $60          $   60         $   55         $   42
      Purchase of 125 shares...............       --              --             --             13
      Purchase of 50 shares................       --              --              5             --
                                                 ---           -----          -----          -----
      Balance at end of period.............       60              60             60             55
                                                 ---           -----          -----          -----
    COMMON STOCK
      Balance at beginning of period.......       --              17            255            238
      Purchase of 153,072 shares...........       --              --             --            153
      Issuance of 136,064 shares...........       --              --             --           (136)
      Purchase of 68,032 shares............       --              --             68             --
      Issuance of 306,144 shares...........       --              --           (306)            --
      Purchase of 119,056 shares...........       --             119             --             --
                                                 ---           -----          -----          -----
      Issuance of 136,064 shares...........       --            (136)            --             --
                                                 ---           -----          -----          -----
      Balance at end of period.............       --              --             17            255
                                                 ---           -----          -----          -----
              Total treasury stock.........      $60          $   60         $   77         $  310
                                                 ===           =====          =====          =====

9.  EMPLOYEE BENEFITS

PROFIT-SHARING AND 401(K) AND PENSION PLANS

     The Company has noncontributory profit-sharing and 401(k) savings and defined benefit pension plans covering substantially all of its employees. The contribution to the profit-sharing and 401(k) savings plan is determined by the Board of Directors. The pension benefits are based on years of service and specified percentages of the employee's final average compensation.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     Net pension expense (benefit) included in other costs and expenses for 1995, 1994 and 1993 were as follows:

                                                                 1995      1994      1993
                                                                -------   -------   -------
    Service cost representing benefits earned during the
      year....................................................  $    --   $ 1,484   $ 1,542
    Interest cost on the projected benefit obligation.........    1,935     2,157     2,206
    Return on plan assets.....................................   (4,698)   (2,204)     (586)
    Net amortization and deferral.............................    2,401       (88)   (1,942)
                                                                -------   -------   -------
    Net pension expense (benefit).............................  $  (362)  $ 1,349   $ 1,220
                                                                =======   =======   =======

     The funded status and accrued (prepaid) pension expense at December 31, 1995 and 1994 were as follows:

                                                                          1995      1994
                                                                         -------   -------
    Actuarial present value of projected benefit obligation based upon employment service to date and current salary levels
      Vested employees.................................................  $28,026   $23,503
      Nonvested employees..............................................      835       839
                                                                         -------   -------
    Accumulated benefit obligation.....................................   28,861    24,342
    Additional amounts related to projected salary increases...........       --        --
                                                                         -------   -------
    Projected benefit obligation.......................................   28,861    24,342
    Plan assets available for benefits consisting of listed marketable equity securities, guaranteed and other investment contracts and real estate (including land with fair value of $9,500 leased to
      the Company).....................................................   29,063    24,586
                                                                         -------   -------
    Excess of projected benefit obligation over plan assets (assets
      over projected benefit obligation) at year end...................     (202)     (244)
    Unrecognized differences in actual plan assets and projected
      benefit obligations from that assumed............................   (1,420)      214
    Unrecognized net assets, amortized over 15 years...................      283       340
    Excess benefit (unrecognized prior service cost) for plan
      amendments, amortized over 13 years..............................      795       827
                                                                         -------   -------
      Accrued (prepaid) pension expense at December 31.................  $  (544)  $ 1,137
                                                                         =======   =======

     The actuarial computation of projected benefit obligation at December 31, 1995 and 1994 was based upon a 7% and 8% discount rate, respectively. Upon consideration of historical returns on plan assets and future expectations, the assumed long-term rate of return on plan assets was 9% in 1995 and 1994. In addition, there was no assumed salary increase over the remaining service lives of employees in 1995 and 4% was assumed for 1994.

     Effective December 31, 1994, the Board of Directors approved an amendment to the pension plan which resulted in the freezing of benefits due to participants at the December 31, 1994 levels. As a result, the Company recognized a curtailment gain of $5,602 in 1994. The curtailment gain was included in other operating revenues and other income in the Company's consolidated financial statements.

     The Company's profit sharing and 401(k) savings plan provides for employees to voluntarily defer compensation until retirement, disability or termination. The plan also provides for employer matching of employee contributions up to levels specified in the agreement. Matching contributions amounted to $775, $882 and $612 in 1995, 1994 and 1993, respectively.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

DEFERRED COMPENSATION PLANS

     The Company has several voluntary deferred compensation plans for doctors and administrators. These plans enable participants to defer receipt of a portion of their compensation until retirement or termination from the Company. One of the plans provides for a pre-retirement or post-retirement survivor benefit payable to a designated beneficiary.

     In 1974, the Company adopted a stock plan for its doctors/stockholders which provided for the repurchase of the Company's common stock upon termination and payment of stock appreciation based on length of service. In 1991, the plan was amended, effective January 1, 1991 to freeze participation in the plan and to set the participants' benefits at the vested levels at December 31, 1990.

     At December 31, 1995 and 1994, the deferred compensation liability of the above plans amounted to $22,043 and $21,244, respectively.

10.  LEASED ASSETS AND LEASE COMMITMENTS

     At December 31, 1995, the Company was committed under long-term real property and equipment leases expiring at various dates to 2010. On one of the real property leases with the Company's Pension Plan the provisions of the lease require renegotiated rentals beginning 1987 and every five years thereafter, but in no event would the rentals be less than the rentals in the preceding period. Certain leases for operating and medical equipment and computer software are classified as capital leases.

     Substantially all leases require that the Company pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased property.

     Following is a schedule of future rental commitments under capital leases, together with the present value of the net rental commitment as of December 31, 1995:

        1996................................................................  $1,051
        1997................................................................   1,051
        1998................................................................     749
        1999................................................................     725
        2000................................................................     667
                                                                              ------
                                                                               4,243
        Less amount representing interest...................................     729
                                                                              ------
        Present value of lease payments.....................................   3,514
        Less current obligation.............................................     717
                                                                              ------
                                                                              $2,797
                                                                              ======

     The total remaining minimum commitments under operating leases, including $696 to the Pension Plan, as of December 31, 1995, based on present effective rates are as follows:

                              YEAR                          REAL PROPERTY   EQUIPMENT    TOTAL
      ----------------------------------------------------  -------------   ---------   -------
      1996................................................     $ 3,795       $ 1,982    $ 5,777
      1997................................................       2,367         1,446      3,813
      1998................................................       2,310         1,200      3,510
      1999................................................       1,540         1,153      2,693
      2000................................................         752            26        778
      Thereafter..........................................       5,819            --      5,819
                                                               -------       -------    -------
                                                               $16,583       $ 5,807    $22,390
                                                               =======       =======    =======

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     For 1995, 1994 and 1993, rental expenses (including rent to the Pension Plan of $696) for operating leases amounted to $10,057, $10,763 and $10,580, respectively.

11.  CONTINGENCIES AND COMMITMENTS

PROFESSIONAL LIABILITY CLAIMS AND OTHER LEGAL PROCEEDINGS

     The Company is insured for professional liability risk on a claims-made basis. At December 31, 1995, such coverage included $1,000 per claim and $3,000 in the annual aggregate with a self-insurance retention limit of $250 per claim with no annual aggregate limit.

     To provide for the Company's share of professional liability risks for incurred and incurred but not reported claims, the Company has provided for accrued patient claims amounting to $4,702 and $5,411 at December 31, 1995 and 1994, respectively, which are discounted using 7.5%. The undiscounted liability was $5,905 and $6,803 as of December 31, 1995 and 1994, respectively. The liability is estimated by management based upon the Company's historical loss experience and recommendations from an outside actuary. While management believes that liability is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed, and any adjustments are reflected in earnings currently.

     There are various other claims and lawsuits pending against the Company involving complaints which arose in the normal course of the Company's operations. In the opinion of management, the resolution of these claims will not have a material adverse effect on the business, operating results, or financial position of the Company.

OTHER COMMITMENTS

     In connection with its participation in the State of Hawaii QUEST program, the Company has a $1,000 standby letter of credit in favor of the State of Hawaii, Department of Human Services. The maximum commitment from the bank for the standby letter of credit is $1,200. There were no drawings under this letter of credit at December 31, 1995 and 1994.

     At December 31, 1995, the Company was also a guarantor on borrowings of $213 of certain doctors and administrators.

OTHER

     In 1995 an investigative agency of the Federal government initiated an investigation of the Company's Medicare billings and receivables. The Company is also conducting its own internal investigation of any wrongdoing in this matter. The investigations are not yet complete and it is uncertain whether any assertions for any wrongdoing will be made by the government. The Company has engaged Arent Fox, a law firm in Washington D.C., and Strategic Management Systems to assist in its internal investigation.

12.  INVESTMENTS IN AFFILIATES

     At December 31, 1995 and 1994, the Company had investments in the following partnerships as general partner:

                                                                                DIRECT
                                                                               OWNERSHIP
                                                                             -------------
                                                                             1995     1994
                                                                             ----     ----
    Kidney Stone Center....................................................  33%      33%
    The Doctors Clinic.....................................................  45       45
    Combined Technologies..................................................  34       50

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

     Condensed financial information based upon the latest available financial statements (unaudited) relating to the Company's investments in affiliates is presented below:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          -------   ------
                                                                            (UNAUDITED)
    Assets (principally accounts receivable, property, plant and
      equipment)........................................................  $11,560   $4,988
    Liabilities.........................................................    9,303    2,830
                                                                          -------   ------
    Equity..............................................................  $ 2,257   $2,158
                                                                          =======   ======
    Revenues............................................................  $13,754   $9,213
    Costs and expenses..................................................   13,165    8,711
                                                                          -------   ------
    Net income..........................................................  $   589   $  502
                                                                          =======   ======

     The Company's equity in net income of these affiliates is included in other operating revenues and other income.

13.  DISSOLUTION OF STRAUB PARTNERSHIP

     On December 31, 1993, the Executive Committee of Straub Partnership executed the plan of complete liquidation and dissolution of the Partnership (the Plan). The Plan provided for the transfer of all the Partnership's assets and liabilities to the Company. In exchange for this transfer, the Partners collectively received 11,990,870 shares of $1 par Series C 2% nonvoting, cumulative, nonparticipating preferred stock (Preferred Stock) of the Company. The excess of the value of preferred stock issued over the historical cost of the assets and liabilities assumed of $9,981 was charged to stockholders' equity. A substantial portion of the assets transferred include land previously leased by the Company. At December 31, 1992, the land was appraised at $25,000.

             INTRODUCTION TO PRE-TRANSACTION FINANCIAL INFORMATION

         The accompanying summary pre-transaction financial information is presented to provide information regarding Straub Clinic & Hospital, Incorporated ("Straub"), Guthrie Clinic, Ltd. ("Guthrie Clinic"), Hattiesburg Clinic Professional Association ("Hattiesburg Clinic") and Lewis-Gale Clinic, Inc. ("Lewis-Gale Clinic") financial activities prior to their affiliation with PhyCor, Inc. The information was obtained from the acquired entities and has not been audited or independently verified by the Company. The information is presented on the accrual basis of accounting, except for that of Hattiesburg Clinic which is presented on the modified cash basis of accounting. Many disclosures required by generally accepted accounting principles are not presented. Accordingly, the summary pre-transaction financial information presented herein is not intended to present the financial position or results of operations of the acquired entities in accordance with generally accepted accounting principles or the published rules and regulations of the Securities and Exchange Commission.

         Pre-transaction financial information for certain physician groups has not been presented as they are immaterial individually and in the aggregate.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                 SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                       ASSETS
Current assets:
   Restricted cash                                                        $  1,403
   Receivables                                                              32,208
   Prepaid expenses and other                                                4,286
                                                                          --------
         Total current assets                                               37,897

Property and equipment, net                                                 31,594
Other assets                                                                19,229
                                                                          --------
         Total                                                            $ 88,720
                                                                          ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                  $ 13,002
   Notes payable                                                             9,694
   Other accrued liabilities                                                15,654
                                                                          --------
         Total current liabilities                                          38,350
                                                                          --------
Noncurrent liabilities:
   Notes payable, excluding current installments                            28,425
   Deferred compensation payable                                            22,727
   Other noncurrent liabilities                                              9,231
                                                                          --------
        Total noncurrent liabilities                                        60,383
                                                                          --------
Preferred stock, subject to mandatory redemption requirements:
   Series C, preferred shares                                               10,199
                                                                          --------
Stockholders' equity:
   Preferred stock                                                             155
   Common stock                                                              2,024
   Retained earnings (deficit)                                             (12,350)
   Excess of redemption amount over basis of assets
      acquired                                                              (9,981)
   Treasury stock                                                              (60)
                                                                          --------
   Total stockholders' deficiency                                          (20,212)
                                                                          --------
         Total                                                            $ 88,720
                                                                          ========






   See accompanying notes to summary pre-transaction financial information.

                     STRAUB CLINIC & HOSPITAL, INCORPORATED
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


Income:
   Patient services, net                                                  $127,230
   Capitation premiums earned                                               23,071
   Other operating revenues and other income                                 2,652
                                                                          --------
         Total income                                                      152,953
                                                                          --------
Costs and Expenses:
   Salaries and wages                                                       72,688
   Drugs, medical and surgical supplies                                     13,018
   Taxes, other than income                                                 11,027
   Rent                                                                      7,332
   Bad debts                                                                 5,182
   Interest                                                                  4,352
   Depreciation and amortization                                             2,613
   Provision for professional liability claims                               3,011
   Other                                                                    31,090
                                                                          --------
         Total expenses                                                    150,313
                                                                          --------
         Income before income taxes                                          2,640

         Income tax expense                                                  1,162
                                                                          --------
Net income                                                                $  1,478
                                                                          ========








   See accompanying notes to summary pre-transaction financial information.

            STRAUB CLINIC & HOSPITAL, INCORPORATED AND SUBSIDIARIES

             NOTES TO SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                               SEPTEMBER 30, 1996

(1)      PURPOSE OF SUMMARY FINANCIAL INFORMATION AND DESCRIPTION OF TRANSACTION

         Pre-transaction summary financial information is presented to provide relevant available financial information of the medical practices affiliated or expected to affiliate with PhyCor, Inc. for an appropriate period of time prior to the execution of service and other agreements. The notes to the summary pre-transaction financial information are not intended to and do not represent adequate disclosures under generally accepted accounting principles.

         Straub Clinic & Hospital, Incorporated and Subsidiaries ("Straub") is a Hawaii professional corporation owned by physicians which practice in a multi-specialty medical clinic and hospital based in Honolulu, Hawaii. As of October 1, 1996, PhyCor entered into an interim administrative services agreement with Straub. On January 17, 1997, PhyCor completed the merger with Straub and entered into a long-term service agreement for medical support services with Straub, Inc., a Hawaii professional corporation ("New Straub"). The shareholders of New Straub consist of the former shareholders of Straub.

(2)      METHOD OF ACCOUNTING

         The summary pre-transaction financial information has been prepared using the accounts of Straub and its wholly-owned subsidiaries which are maintained on the accrual basis of accounting.

(3)      INCOME TAXES

         Straub is subject to federal and state income taxes. Provisions for income taxes are based on revenues and expenses included in the consolidated statements of operations for the period in which the provision is made. Deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Recurring temporary differences arise principally from reporting on an accrual method for financial reporting purposes and on the cash basis for income tax purposes; capitalization of certain interest costs for financial reporting purposes and the expensing of such costs for tax purposes; and the use of accelerated cost recovery rates for certain property and equipment for tax purposes.

                              GUTHRIE CLINIC, LTD.

                 SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                                 BALANCE SHEETS
                      JUNE 30, 1996 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                    ASSETS
                                                     June 30,    September 30,
                                                       1996          1996
                                                      -------      -------
Current assets:
   Cash and cash equivalents                          $ 4,821      $ 4,108
   Accounts receivable, net                            17,406       16,398
   Other current assets                                 1,740        3,593
                                                      -------      -------
         Total current assets                          23,967       24,099

Property and equipment, net                            30,881       31,295
Other assets, net                                       1,371          793
                                                      -------      -------
         Total                                        $56,219      $56,187
                                                      =======      =======

                          LIABILITIES AND NET DEFICIT

Current liabilities                                   $26,322      $20,852
Long-term debt, excluding current installments         43,510       43,536
Other liabilities                                         800        7,619
                                                      -------      -------
         Total liabilities                             70,632       72,007
Net deficit                                           (14,413)     (15,820)
                                                      -------      -------
         Total                                        $56,219      $56,187
                                                      =======      =======


See accompanying notes to summary pre-transaction financial information.


                              GUTHRIE CLINIC, LTD.

                            STATEMENTS OF OPERATIONS
       YEAR ENDED JUNE 30, 1996 AND THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                      June 30, September 30,
                                                        1996       1996
                                                     --------     -------
Net clinic revenue                                   $ 94,726     $24,748
Less: physician compensation and benefits              44,568      11,110
                                                     --------     -------
         Net clinic revenue in excess of physicians
         compensation and benefits                     50,158      13,638
Clinic operating expenses                              52,054      13,976
Depreciation and amortization                           2,234         572
Interest expense, net                                   2,551         657
                                                     --------     -------
         Net earnings (loss) before income tax
         expense                                       (6,681)     (1,567)
Income tax expense                                      4,619           3
                                                     --------     -------
         Net loss                                    $(11,300)    $(1,570)
                                                     ========     =======


   See accompanying notes to summary pre-transaction financial information.

                              GUTHRIE CLINIC, LTD.

             NOTES TO SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                      JUNE 30, 1996 AND SEPTEMBER 30, 1996

(1)      PURPOSE OF SUMMARY FINANCIAL INFORMATION AND DESCRIPTION OF TRANSACTION

         Pre-transaction summary financial information is presented to provide relevant available financial information of the physician groups affiliated or expected to affiliate with PhyCor, Inc. for an appropriate period of time prior to the execution of service and other agreements. The notes to the summary pre-transaction financial information are not intended to and do not represent adequate disclosures under generally accepted accounting principles.

         The Guthrie Clinic, Ltd. ("Guthrie Clinic") is a tax-exempt corporation in Sayre, Pennsylvania. Effective November 17, 1995, Guthrie Clinic entered into a series of agreements whereby Guthrie Clinic will receive management services from PhyCor, Inc. for up to five years. Guthrie Clinic expects to complete a transaction with PhyCor, Inc. to sell certain operating assets and enter into a long-term service agreement prior to the termination of the management agreement.

(2)      METHOD OF ACCOUNTING

         The summary pre-transaction financial information has been prepared using Guthrie Clinic's accounts which are maintained on the accrual basis of accounting.

(3)      INCOME TAXES

         Income tax expense recorded for the year ended June 30, 1996 represents the balance of a settlement with the Internal Revenue Service ("IRS") for the tax years ending 1986, 1987 and 1988 relating to Guthrie Clinic, Ltd., a predecessor company organized as a taxable entity. Guthrie Clinic, along with Guthrie Healthcare System, a previously affiliated company, is involved in an examination by the IRS for the year ended June 30, 1992. Estimated costs to settle portions of the audit unrelated to its tax exempt status are reflected in the accompanying summary pre-transaction financial information.

                  HATTIESBURG CLINIC PROFESSIONAL ASSOCIATION

                 SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                                 BALANCE SHEETS
                      JUNE 30, 1996 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         ASSETS
                                                       June 30,     September 30,
                                                         1996           1996
                                                         ----           ----
Current assets:
   Cash                                               $   1,196      $   1,167
   Other current assets                                   1,419          1,413
                                                      ---------      ---------
         Total current assets                             2,615          2,580

Property and equipment, net                               1,200          1,399
Other assets, net                                            25             76
                                                      ---------      ---------
         Total                                        $   3,840      $   4,055
                                                      =========      =========


                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                   $   3,693      $   2,234
Stockholders' equity                                        147          1,821
                                                      ---------      ---------
         Total                                        $   3,840      $   4,055
                                                      =========      =========




See accompanying notes to summary pre-transaction financial information.



                  HATTIESBURG CLINIC PROFESSIONAL ASSOCIATION

                            STATEMENTS OF OPERATIONS
       YEAR ENDED JUNE 30, 1996 AND THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                        June 30,   September 30,
                                                         1996          1996
                                                      ---------      ---------
Net clinic revenue                                    $  63,762      $  17,945
Less: physician compensation and benefits                25,202          4,936
                                                      ---------      ---------
         Net clinic revenue in excess of physicians
         compensation and benefits                       38,560         13,009
Clinic operating expenses                                38,195          9,960
Depreciation and amortization                               332            100
Interest expense                                             33              4
                                                      ---------      ---------
         Net earnings                                 $      --      $   2,945
                                                      =========      =========



   See accompanying notes to summary pre-transaction financial information.

                  HATTIESBURG CLINIC PROFESSIONAL ASSOCIATION

             NOTES TO SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                      JUNE 30, 1996 AND SEPTEMBER 30, 1996

(1)      PURPOSE OF SUMMARY FINANCIAL INFORMATION AND DESCRIPTION OF TRANSACTION

         Pre-transaction summary financial information is presented to provide relevant available financial information of the physician groups affiliated or expected to affiliate with PhyCor, Inc. for an appropriate period of time prior to the execution of service and other agreements. The notes to the summary pre-transaction financial information are not intended to and do not represent adequate disclosures under generally accepted accounting principles.

         The Hattiesburg Clinic Professional Association ("Hattiesburg Clinic") is a professional association which is owned by physicians which practice in a multi-specialty medical clinic in Hattiesburg, Mississippi. Hattiesburg Clinic has an affiliate, Professional Leasing Corporation ("PLC"), a partnership which owns the property, plant, and equipment of Hattiesburg Clinic and leases such to Hattiesburg Clinic. Effective October 1, 1996, Hattiesburg Clinic and PLC completed a transaction with PhyCor, Inc. and a subsidiary to sell certain operating assets and enter into a long-term service agreement for operations of the clinic.

(2)      METHOD OF ACCOUNTING

         The summary pre-transaction financial information has been prepared using Hattiesburg Clinic's accounts which are maintained on the modified cash basis of accounting.

(3)      INCOME TAXES

         Hattiesburg Clinic is subject to Federal and state income taxes. Income taxes are expensed when paid.

                    LEWIS-GALE CLINIC, INC. AND SUBSIDIARIES

                 SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                       ASSETS
                                                     December 31,  September 30,
                                                         1995          1996
                                                      ---------      ---------
Current assets:
   Cash                                               $     387      $   1,523
   Accounts receivable, net                              13,342         15,886
   Other current assets                                   1,788            704
                                                      ---------      ---------
         Total current assets                            15,517         18,113

Property and equipment, net                               1,842          1,868
Other assets, net                                            51             47
                                                      ---------      ---------
         Total                                        $  17,410      $  20,028
                                                      =========      =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                   $   8,223      $   2,737
Other liabilities                                            24          5,187
                                                      ---------      ---------
         Total liabilities                                8,247          7,924
Shareholders' equity                                      9,163         12,104
                                                      ---------      ---------
         Total                                        $  17,410      $  20,028
                                                      =========      =========



See accompanying notes to summary pre-transaction financial information.



                    LEWIS-GALE CLINIC, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
     YEAR ENDED DECEMBER 31, 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                      December 31,  September 30,
                                                        1995           1996
                                                      ---------      ---------
Net clinic revenue                                    $  69,459      $  51,135
Less: physician compensation and benefits                29,271         21,865
                                                      ---------      ---------
         Net clinic revenue in excess of physicians
         compensation and benefits                       40,188         29,270
Clinic operating expenses                                39,348         27,215
Depreciation and amortization                               736            478
Interest expense, net                                        52             24
                                                      ---------      ---------
         Net earnings before income taxes                    52          1,553
Income tax expense                                            3            606
                                                      ---------      ---------
         Net earnings                                 $      49      $     947
                                                      =========      =========



   See accompanying notes to summary pre-transaction financial information.

                    LEWIS-GALE CLINIC, INC. AND SUBSIDIARIES

             NOTES TO SUMMARY PRE-TRANSACTION FINANCIAL INFORMATION
                    DECEMBER 31, 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

(1)      PURPOSE OF SUMMARY FINANCIAL INFORMATION AND DESCRIPTION OF TRANSACTION

         Pre-transaction summary financial information is presented to provide relevant available financial information of the physician groups affiliated or expected to affiliate with PhyCor, Inc. for an appropriate period of time prior to the execution of service and other agreements. The notes to the summary pre-transaction financial information are not intended to and do not represent adequate disclosures under generally accepted accounting principles.

         Lewis-Gale Clinic, Inc. ("Lewis-Gale") is a corporation which is owned by physicians that practice in a multi-specialty medical clinic based in Salem, Virginia. Effective November 1, 1996, Lewis-Gale completed a transaction with PhyCor, Inc. and a subsidiary to sell certain operating assets and enter into a long-term service agreement for operation of the clinic.

(2)      CONSOLIDATION

         The summary pre-transaction financial information includes the accounts of Lewis-Gale and its wholly-owned subsidiaries, Braeburn Prescription Pharmacy, Inc. and Lewis-Gale Clinic Child Care Center, Inc. Intercompany transactions have been eliminated in consolidation.

(3)      METHOD OF ACCOUNTING

         The summary pre-transaction financial information has been prepared using Lewis-Gale accounts which are maintained on the accrual basis of accounting.

(4)      INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of Lewis-Gale's assets and liabilities. The principal temporary difference results form the Clinic's use of the modified cash basis of accounting for income tax reporting purposes and the accrual basis of accounting for financial reporting purposes.

                         PHYCOR, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             BASIS OF PRESENTATION

     The accompanying pro forma consolidated balance sheet as of September 30, 1996 and the related pro forma consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996, give effect to all completed 1995, 1996 and 1997 acquisitions, and the pending acquisitions of Guthrie Clinic Ltd. and clinics in Washington and Florida, as if they had occurred on the first day of 1995. The pro forma information is based on the historical financial statements of PhyCor and the acquired entities giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

     The pro forma statements have been prepared by PhyCor management based on the unaudited financial statements of the acquired entities adjusted when necessary, to the basis of accounting used in the historical financial statements of PhyCor. Such adjustments include modifying the pro forma consolidated statements of operations to reflect operations as if the related service agreement had been in effect during the year presented. Additional general corporate expenses which would have been required to support the operations of the acquired clinics are not included in the consolidated pro forma results of operations. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of PhyCor and subsidiaries contained elsewhere or incorporated by reference herein.

                         PHYCOR, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                ASSETS
                                                               ACQUIRED      EFFECTS OF        PRO
                                                                  AND       ACQUISITIONS      FORMA
                                                   PHYCOR     LIABILITIES   AND RELATED    CONSOLIDATED
                                                 HISTORICAL     ASSUMED      FINANCINGS       TOTALS
                                                 ----------   -----------   ------------   ------------
                                                ASSETS
Current assets:
  Cash and cash equivalents....................   $ 31,283     $ 12,983       $     --      $   44,266
  Accounts receivable, net.....................    249,541      102,155             --         351,696
  Other current assets.........................     46,057        8,536             --          54,593
                                                  --------     --------       --------      ----------
          Total current assets.................    326,881      123,674             --         450,555
Property and equipment, net....................    143,536       54,923             --         198,459
Intangible assets..............................    504,648           --        176,920         681,568
Other assets...................................     14,807       18,790             --          33,597
                                                  --------     --------       --------      ----------
          Total assets.........................   $989,872     $197,387       $176,920      $1,364,179
                                                  ========     ========       ========      ==========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt.......   $    277     $ 10,289       $     --      $   10,566
  Current installments of obligations under
     capital leases............................      1,304          873             --           2,177
  Accounts payable.............................     22,861       22,089             --          44,950
  Due to physician groups......................     66,944          666         18,876          86,486
  Other accrued expenses and liabilities.......     66,736       36,059             --         102,795
                                                  --------     --------       --------      ----------
          Total current liabilities............    158,122       69,976         18,876         246,974
Long-term debt, excluding current
  installments.................................     62,325       31,074        136,270         229,669
Obligations under capital leases, excluding
  current installment..........................      1,556        4,203             --           5,759
Convertible subordinated debentures............    200,000           --             --         200,000
Convertible subordinated notes payable to
  physician groups.............................     65,699           --         45,728         111,427
Due to physician groups........................     56,900           --         31,135          88,035
Other long-term liabilities....................     13,561       29,378             --          42,939
                                                  --------     --------       --------      ----------
          Total liabilities....................    558,163      134,631        232,009         924,803
Shareholders' equity:
  Common stock.................................    380,916           --          7,667         388,583
  Retained earnings............................     50,793           --             --          50,793
                                                  --------     --------       --------      ----------
          Total shareholders' equity...........    431,709           --          7,667         439,376
                                                  --------     --------       --------      ----------
          Total liabilities and shareholders'
            equity.............................   $989,872     $134,631       $239,676      $1,364,179
                                                  ========     ========       ========      ==========

    See accompanying notes to pro forma consolidated financial information.

                         PHYCOR, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
      (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)
                                  (UNAUDITED)

                                                                     CONSOLIDATED
                                                                     RESULTS FOR
                                       COMPLETED                      COMPLETED       PROBABLE                    PRO FORMA
                         HISTORICAL   TRANSACTIONS   ADJUSTMENTS     TRANSACTIONS   TRANSACTIONS   ADJUSTMENTS      TOTAL
                         ----------   ------------   -----------     ------------   ------------   -----------    ---------
Revenue
  Net revenue..........   $535,562      $  2,156      $ 142,362(B)     $680,080       $     --      $  96,254(B)  $734,288
                                                                                                      (42,046)(F)
  Net patient service
    revenue............         --       375,207       (375,207)(A)          --        141,499       (141,499)(A)       --
                          --------      --------      ---------        --------       --------      ---------     --------
                           535,562       377,363       (232,845)        680,080        141,499        (87,291)     734,288
Direct clinic
  expenses.............    389,984       202,295       (101,203)        491,076         80,300        (31,349)(F)  540,027
Physician compensation
  and benefits.........         --       125,123       (125,123)(A)          --         53,340        (53,340)(A)       --
General corporate
  expenses.............     15,307            --             --          15,307             --             --       15,307
Rents and leases.......     44,768        20,607         (6,186)         59,189          2,730         (3,086)(F)   58,833
Interest, net..........      7,969         5,859          2,523(D)       16,351          2,034            155(D)    17,063
                                                                                                       (1,477)(F)
Depreciation and
  amortization.........     28,158         5,661          3,194(E)       37,013          2,857          1,652(E)    39,430
                                                                                                       (2,092)(F)
Minority interests in
  earnings of
  consolidated
  partnerships.........      8,429            --             --           8,429             --             --        8,429
                          --------      --------      ---------        --------       --------      ---------     --------
    Earnings before
      income taxes.....     40,947        17,818         (6,050)         52,715            238          2,246       55,199
Income tax expense.....     15,765            (6)         4,536(C)       20,295             --            957(C)    21,252
                          --------      --------      ---------        --------       --------      ---------     --------
    Net earnings.......   $ 25,182      $ 17,824      $ (10,586)       $ 32,420       $    238      $   1,289     $ 33,947
                          ========      ========      =========        ========       ========      =========     ========
Earnings per share.....   $    .42                                     $    .53                                   $    .54
                          ========                                     ========                                   ========
Weighted average number
  of shares
  outstanding..........     60,555                                       61,669                                     62,992
                          ========                                     ========                                   ========

     See accompanying notes to pro forma consolidated financial information

                         PHYCOR, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
      (ALL AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)
                                  (UNAUDITED)

                                                                    CONSOLIDATED
                                                                    RESULTS FOR
                                       COMPLETED                     COMPLETED       PROBABLE                    PRO FORMA
                         HISTORICAL   TRANSACTIONS   ADJUSTMENTS    TRANSACTIONS   TRANSACTIONS   ADJUSTMENTS      TOTAL
                         ----------   ------------   -----------    ------------   ------------   -----------    ---------
Revenue:
  Net revenue..........   $441,596      $  2,478      $ 318.233(B)    $762,307       $     --      $ 116,747(B)  $874,541
                                                                                                      (4,513)(F)
  Net patient service
    revenue............         --       705,504       (705,504)(A)         --        171,555       (171,555)(A)       --
                          --------      --------      ---------       --------       --------      ---------     --------
                           441,596       707,982       (387,271)       762,307        171,555        (59,321)     874,541
Direct clinic expenses.    323,076       364,432       (131,115)       556,393         96,602         (3,430)(F)  649,565
Physicians'
  compensation and
  benefits.............         --       272,135       (272,135)(A)         --         69,952        (69,952)(A)       --
General corporate
  expenses.............     14,191            --             --         14,191             --             --       14,191
Rents and leases.......     36,740        38,291        (10,057)        64,974          3,477            (86)(F)   68,365
Interest, net..........      3,414         9,980          4,319(D)      17,713          3,152           (231)(D)   20,531
                                                                                                        (103)(F)
Depreciation and
  amortization.........     21,445        11,235          6,391(E)      39,071          3,694          2,277(E)    44,712
                                                                                                        (330)(F)
Minority interest in
  earnings of
  consolidated
  partnerships.........      6,933            --             --          6,933             --             --        6,933
                          --------      --------      ---------       --------       --------      ---------     --------
    Earnings before
      income taxes.....     35,797        11,909         15,326         63,032         (5,322)        12,534       70,244
Income tax expense.....     13,923        (2,566)        13,187         24,544             --          2,813       27,357
                          --------      --------      ---------       --------       --------      ---------     --------
    Net earnings.......   $ 21,874      $ 14,475      $   2,139       $ 38,488       $ (5,322)     $   9,721     $ 42,887
                          ========      ========      =========       ========       ========      =========     ========
Earnings per share.....   $    .41                                    $    .68                                   $    .74
                          ========                                    ========                                   ========
Weighted average number
  of shares
  outstanding..........     53,510                                      56,407                                     57,730
                          ========                                    ========                                   ========

    See accompanying notes to pro forma consolidated financial information.

     The accompanying pro forma consolidated financial information presents the pro forma consolidated financial position of PhyCor and subsidiaries as of September 30, 1996 and the results of their operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.

     PhyCor acquired certain operating assets of Tidewater Physicians Multispecialty Group, Northeast Arkansas Clinic, PAPP Clinic, Ogden Clinic, Arnett Clinic, Casa Blanca Clinic, South Texas Medical Clinics and North American Medical Management, Inc. ("North American") in 1995. In 1996, PhyCor acquired certain operating assets of South Bend Clinic, Arizona Physicians Center, Clinics of North Texas, Carolina Primary Care, Harbin Clinic, Clark-Holder Clinic, Focus Health Services, Wilmington Health Associates, Medical Arts Clinic, SPACO Management Company, Gulf Coast Medical Group, Hattiesburg Clinic, Toledo Clinic, and Lewis-Gale Clinic. In 1997 PhyCor merged with Straub Clinic and Hospital and acquired certain operating assets of First Physician Medical Group. In addition, PhyCor expects to acquire the assets of Guthrie Clinic Ltd. and clinics in Washington, California and Florida. The accompanying pro forma combined balance sheet includes the acquired assets, assumed liabilities and effects of financing, as if the pending transactions had been completed on September 30, 1996. The accompanying pro forma consolidated statements of operations reflects the pro forma results of operations of PhyCor, as if the pending transactions had been completed on the first day of the period presented.

PRO FORMA CONSOLIDATED BALANCE SHEET

     The adjustments reflected in the pro forma consolidated balance sheet are to reflect the values of assets acquired and liabilities assumed in connection with transactions completed after September 30, 1996, and other pending transactions, and to reflect the effects of borrowings, the issuance of subordinated convertible notes and common stock and to reflect the recording of intangible assets acquired.

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

     Certain amounts in the historical columns have been combined and reclassified in order to conform to the PhyCor presentation. The adjustments reflected to the pro forma consolidated statements of operations are as follows:

          (A) To eliminate net patient service revenue and physician compensation and benefits in total as such will be retained by the physician groups.

          (B) To accrue net revenue resulting from service agreements related to clinics acquired. Amounts were calculated based upon actual clinic results for the period, as adjusted, under the terms of the related service agreements.

          (C) To record estimated federal and state income taxes at a combined rate of approximately 39% in 1995 and 38.5% in 1996.

          (D) To reflect interest on acquisition-related borrowings. Interest was calculated at an annual rate of 6.25%.

          (E) To record amortization of the intangible assets. The asset is amortized over a period of 40 years.

          (F) To remove the results of the Guthrie Clinic while under the management agreement.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PHYCOR, INC.

                                  By: /s/ John K. Crawford
                                      ------------------------------
                                      John K. Crawford
                                      Vice President and Chief
                                      Financial Officer



Date:  February 25, 1997

                                 EXHIBIT INDEX




         EXHIBIT
         NUMBER                                     DESCRIPTION
         ------                                     -----------
          23                                        Consent of Coopers & Lybrand L.L.P.